UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023 urban-gro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 390-3880

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 11, 2023, urban-gro, Inc. (the “Company”) appointed Jason “JT” Archer (“Archer”), age 47, as Chief Operating Officer (“COO”). The Company is not aware of any family relationship between Archer and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. The Company is not aware of any related party transactions or proposed related party transactions between the Company and Archer or any immediate family members of or entities controlled by Archer which would require disclosure under Item 404(a) of Regulation S-K.

Archer joined urban-gro in 2022, and previously served as the Executive Vice President of Business Operations and Chief of Staff of the Company prior to his promotion to COO. Prior to joining the Company, he spent two years in real estate development and construction roles, including VP of Construction and Market Development, with 4Front Ventures, a large cannabis MSO, served three years as the Chief Operating Officer for BodeTree, a software company supporting financial institutions, and has collectively spent nineteen years in multiple executive roles including sales, sales engineering, and operations for telecom and technology companies. Archer is a graduate of Metropolitan State University of Denver with a degree in business and received a master’s in management from the University of Colorado, Denver.

None of the companies Archer was previously employed by are now or were then a parent, subsidiary or affiliate of the Company.

(e) In connection with his appointment, Archer entered into an Amended and Restated Employment Agreement, effective as of January 11, 2023 (the “Employment Agreement”) until such time as Archer resigns or is terminated. Archer will receive an annual base salary of $315,000, a signing bonus of restricted common stock grant of 20,000 shares which will fully vest on December 31, 2023, and eligibility to receive an annual incentive bonus of up to 100% of his annual base salary. Mr. Archer is also eligible to be awarded a restricted stock award of 62,302 shares of the Company’s common stock, vesting 20% on December 31, 2023, 20% on December 31, 2024 and 60% on December 31, 2025. Archer will report to the Chief Executive Officer and will have the duties and responsibilities customarily associated with the office of COO.

The Employment Agreement also includes severance benefits, unless Archer voluntarily resigns, the employment terminates due to Archer’s death, disability, or legal incompetence, or if the Company terminates the employment for “cause” (as defined in the Employment Agreement). If the Company terminates Archer’s employment without “cause” or following a “change in control” (as defined in the Employment Agreement), upon signing a release of claims in form and substance satisfactory to the Company, Archer is entitled to receive a lump sum payment equal to (i) one year regular base salary and target annual incentive (if applicable) and (ii) the total premiums that he would be required to pay for 12 months of COBRA continuation coverage under the Company’s health benefit plan.

The foregoing description of the Employment Agreement is a summary only, and accordingly, does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

urban-gro, Inc. Appoints Jason “JT” Archer as Chief Operating Officer

On January 11, 2023, urban-gro, Inc. (the “Company”) issued a press announcing the appointment of Jason “JT” Archer as Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, shall not be deemed incorporated by reference into any of the Company’s reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 7.01, shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
10.1	Employment Agreement between the Company and Archer dated January 11, 2023

99.1	Press Release dated January 11, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: January 12, 2023	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chief Executive Officer